Exhibit 3.754

Filing fee:
Receipt # :
Articles of Incorporation
(PURSUANT TO NRS 78)
STATE OF NEVADA
Secretary of State

(For filing office use)	(For filing office use)

IMPORTANT: Read instructions on reverse side before completing this form.
TYPE OR PRINT (BLACK INK ONLY)
1.	NAME OF CORPORATION: Republic Dumpco, Inc.
2.	RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

Name of Resident Agent:	THE CORPORATION TRUST COMPANY OF NEVADA

Street Address:	One East First Street		Reno, NV	89501

	Street No.	Street Name	City	Zip
3.	SHARES: (number of shares the corporation is authorized to issue)

Number of shares with par value: 1,000 Par value: 0.01 Number of shares without par value:
4.	GOVERNING BOARD: shall be styled as (check one): X Directors Trustees
The FIRST BOARD OF DIRECTORS shall consist of 1 members and the names and addresses are as follows (attach additional pages if necessary)

450 East Las Olas Blvd., Suite 1200, Fort
Harris W. Hudson	Lauderdale, Florida 33301

Name	Address	City/State/Zip

Name	Address	City/State/Zip
5.	PURPOSE (optional — see reverse side): The purpose of the corporation shall be:
6.	OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuant to NRS 78,037 or any other information you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and will be returns to you for correction. Number of pages attached
7.	SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles: (Signature must be Illegible)
(Attach additional pages if there are more than two incorporators.)

Joy Almacen		Victoria Goldstein

Name(print)		Name(print)

1200 S. Pine Island Road, Plantation,		1200 S. Pine Island Road, Plantation,
Florida 33324		Florida 33324

Address	City/State/Zip	Address	City/State/Zip

/s/ Joy Almacen	/s/ Victoria Goldstein

Signature	Signature

State of	Florida	County of	Broward	State of	Florida	County of	Broward

This instrument was acknowledged before me on	This instrument was acknowledged before me on

, 19	, by	, 19	, by

Victoria Goldstein	Joy Almacen

Name of Person	Name of Person
as incorporator	as incorporator

of Republic Dumpco, Inc	of Republic Dumpco, Inc

(name of party on behalf of whom instrument was executed)	(name of party on behalf of whom instrument was executed)

Notary Public Signature	Notary Public Signature

Barbara A. Burke	Barbara A. Burke
(affix notary stamp or seal)	(affix notary stamp or seal)
8.	CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

The Corporation Trust Company of Nevada	here by accept appointment as Resident Agent for the above named corporation

The Corporation Trust Company of Nevada By:		8/5/97

Signature of Resident Agent	Illegible	Date